UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2016

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2016, the board of directors of Restoration Hardware Holdings, Inc. (the “Company” or “RH”) promoted each of Eri Chaya, 42, Karen Boone, 42, and DeMonty Price, 54, to the position of Co-President. Ms. Chaya was appointed as Co-President, Chief Creative and Merchandising Officer and Director; Ms. Boone was appointed as Co-President, Chief Financial and Administrative Officer; and Mr. Price was appointed as Co-President, Chief Operating, Service and Values Officer.

Prior to this newly created role, Ms. Chaya served as RH’s Chief Creative Officer since April 2008, and Vice President of Creative from July 2006 to April 2008. Ms. Chaya has been with RH for 10 years and has also been a member of the RH Board of Directors since 2012. Prior to RH, Ms. Chaya was a creative director at Goodby, Silverstein and Partners, an international advertising agency, and a creative director at Banana Republic.

Ms. Boone joined RH as Chief Financial Officer in June 2012 and in May 2014 was promoted to Chief Financial and Administrative Officer. Prior to RH, Ms. Boone worked for Deloitte & Touche LLP, an accounting and consulting firm, where she most recently served as an audit partner. During her 15 years at Deloitte, Ms. Boone specialized in service to retail and consumer products companies, including Gap Inc., Williams-Sonoma, Inc., One Kings Lane, The Gymboree Corporation, and Ross Stores, Inc., among others.

Mr. Price has been with RH for 14 years, and prior to this role served as the Company’s Chief Service and Values Officer since September 2015, and Senior Vice President of Retail Galleries and Operations, and the Company’s Chief Values Officer from June 2006 to September 2015. Prior to RH, Mr. Price was with Williams-Sonoma Inc. for four years in various field leadership roles, as well as with Gap Inc. and Nike Inc.

In connection with the promotions, each of Ms. Chaya, Ms. Boone and Mr. Price received awards of 50,000 restricted stock units (“RSUs”) and stock options to purchase 100,000 shares of common stock. The RSUs and stock options are each subject to five year vesting based on continuing service from the date of grant, with 15% of each award vesting after years one and two, 20% after year three and 25% after years four and five.

A copy of the Company’s press release announcing the promotion of Ms. Chaya, Ms. Boone and Mr. Price is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated May 10, 2016 – RH Announces the Appointments of Eri Chaya, Karen Boone and DeMonty Price to the Positions of Co-President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: May 10, 2016	By:	/s/ Karen Boone
Karen Boone
Co-President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 10, 2016 – RH Announces the Appointments of Eri Chaya, Karen Boone and DeMonty Price to the Positions of Co-President.